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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated August 7, 2000 (except for the matters discussed in Notes 4(d) and 5, as to which the date is September 27, 2000) included in the Annual Report on Form 10-K of Aspen Technology, Inc. and subsidiaries for the fiscal year ended June 30, 2000 and to the reference to our firm in this Registration Statement.

                                             /s/ ARTHUR ANDERSEN LLP
Boston, Massachusetts
June 14, 2001